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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No.333-81178) and the related Prospectus of divine, inc. for the registration of 24,474,324 shares of its common stock and in the Registration Statements (Form S-8 Nos. 333-81196, 333-81188, and 333-81186) pertaining to the Eprise Corporation 2000 Non-Employee Director Stock Option Plan, the Eprise Corporation Amended and Restated 1997 Stock Option Plan, Inner Circle Technologies, Inc. 1994 Stock Option Plan, the Data Return Corporation Stock Option Plan and the divine, inc. 1999 Stock Incentive Plan, of our report dated June 22, 2001, with respect to the consolidated financial statements and schedules of Data Return Corporation for the year ended March 31, 2001 included in the Registration Statement (Form S-4 No. 333-73826) and related Prospectus of divine, inc., which is incorporated by reference in this Current Report (Form 8-K) of divine, inc.


                                                 /s/ ERNST & YOUNG LLP


Dallas, Texas
January 23, 2002